                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                               ------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                            CONSUMERS ENERGY COMPANY
             (Exact name of registrant as specified in its charter)


          MICHIGAN                             4939                               38-0442310
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification No.)
 incorporation or organization)      Classification Code Number)



                            212 WEST MICHIGAN AVENUE
                             JACKSON, MICHIGAN 49201
                                  517-788-0550
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------



                                 ALAN M. WRIGHT
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            CONSUMERS ENERGY COMPANY
                            212 West Michigan Avenue
                             Jackson, Michigan 49201
                                  517-788-0351
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                           MICHAEL D. VAN HEMERT, ESQ.
                            ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                            Dearborn, Michigan 48126
                                 (313) 436-9200
                             -----------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                             -----------------------

   If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT BEING      OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED           UNIT(1)                PRICE(1)               FEE
----------------------------------------------------------------------------------------------------------------
Senior Notes,  6.20% Reset
Put Securitie(SM),
Series B, Due 2008              $250,000,000             100%              $250,000,000           $73,750.00

================================================================================================================


(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                              CROSS-REFERENCE SHEET

                    PURSUANT TO ITEM 501(B) OF REGULATION S-K
                  SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4





ITEM NUMBER AND CAPTION                                                                    LOCATION IN THE PROSPECTUS
-----------------------                                                                    --------------------------
A.  Information About the Transaction

    1.  Forepart of Registration Statement and
        Outside Front Cover Page of the Prospectus ...........................  Front Cover Page of the Registration Statement;
                                                                                Outside Front Cover Page of the Prospectus

    2.  Inside Front and Outside Back Cover Pages of the
        Prospectus............................................................  Inside Front Cover Page of the Prospectus; Outside
                                                                                Back Cover Page of the Prospectus

    3.  Risk Factors, Ratio of  Earnings to Fixed Charges
        and Other Information.................................................  Prospectus Summary; Selected Consolidated
                                                                                Financial Data;  Ratio of Earnings to Fixed
                                                                                Charges; Incorporation of Certain Documents by
                                                                                Reference

    4.  Terms of the Transaction............................................... Prospectus Summary; Use of Proceeds; The Exchange
                                                                                Offer; Description of Exchange Notes; Certain
                                                                                United States Federal Income Tax Consequences;
                                                                                Plan of Distribution

    5. Pro Forma Financial Information.........................................               *

    6. Material Contracts with the Company Being
       Acquired................................................................               *

    7. Additional Information Required for Reoffering
       by Persons and Parties Deemed to be Underwriters........................               *

    8. Interests of Named Experts and Counsel.................................. Legal Matters; Experts

    9. Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities..........................................               *

B. Information About the Registrant

   10. Information with Respect to S-3 Registrants............................. Available Information; Incorporation of Certain
                                                                                Documents by Reference; Prospectus Summary;
                                                                                Consumers Energy Company; Selected Consolidated
                                                                                Financial Data; Use of Proceeds; Ratio of Earnings
                                                                                to Fixed Charges

   11. Incorporation of Certain Information by
       Reference............................................................... Incorporation of Certain Documents by Reference

   12. Information With Respect to S-2 or S-3
       Registrants.............................................................               *

   13. Incorporation of Certain Information by
       Reference...............................................................               *

   14. Information With Respect to Registrants Other
       Than S-3 or S-2 Registrants.............................................               *



C. Information About the Company Being Acquired

   15. Information With Respect to S-3 Companies...............................               *

   16. Information With Respect to S-2 or S-3
       Companies...............................................................               *

   17. Information With Respect to Companies Other than
       S-3 or S-2 Companies....................................................               *

D. Voting and Management Information

   18. Information if Proxies, Consents or Authorizations are
       to be Solicited.........................................................               *

   19. Information if Proxies, Consents or Authorizations are
       not to be Solicited, or in an Exchange Offer............................ Directors and Executive Officers; Executive
                                                                                Compensation; The Exchange Offer


--------------------------
* Item is omitted because response is negative or item is inapplicable.

PROSPECTUS
DATED SEPTEMBER __, 1998

                                OFFER TO EXCHANGE
           SENIOR NOTES, 6.20% RESET PUT SECURITIES (REPS)(SM), SERIES B,
       DUE 2008* FOR ANY AND ALL OUTSTANDING SENIOR NOTES, 6.20% RESET PUT
                   SECURITIES (REPS)(SM), SERIES A, DUE 2008*
                                       OF

                            [CONSUMERS ENERGY LOGO]

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON ________, 1998, UNLESS EXTENDED.

Consumers Energy Company, a Michigan corporation ("Consumers"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange up to an aggregate principal amount of $250 million of its Senior Notes, 6.20% Reset Put Securities(SM), Series B, Due 2008 (the "Exchange Notes") for an equal principal amount of its Senior Notes, 6.20% Reset Put Securities(SM), Series A, Due 2008 (the "Notes"). The Exchange Notes will be substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions, registration rights and interest rate step-up provisions applicable only to the Notes. The Notes have been, and the Exchange Notes will be, issued under the Indenture (as defined herein). The Exchange Notes will bear interest from (the date of issuance of the Notes for which the Exchange Offer is being made) or from the most recent interest payment date to which interest on the Exchange Notes has been paid. Interest on the Exchange Notes will be payable semiannually on May 1 and November 1, commencing November 1, 1998. The Exchange Notes will be required to be put by the existing holders on May 1, 2003, through either (i) the exercise of the applicable Call Option (as defined herein) by the Callholder (as defined below) or (ii) in the event the Callholder does not purchase the Exchange Notes pursuant to its Call Option, the automatic exercise of the Mandatory Put (as defined herein) by The Chase Manhattan Bank, as Trustee (the "Trustee"), on behalf of the holders. The "Callholder" will be Morgan Stanley & Co. International Limited. If the Callholder, or any successor or assign thereto, purchases the Exchange Notes pursuant to the Call Option, the Exchange Notes will be purchased by the Callholder from the holders thereof on May 1, 2003 ("Coupon Reset Date") at 100% of the entire principal amount thereof and the interest rate on the Exchange Notes will be reset (the "Coupon Reset Rate") by the Calculation Agent (as defined herein) effective on the Coupon Reset Date pursuant to the Coupon Reset Process (as defined herein). If the Callholder for any reason fails to purchase the Exchange Notes on the Coupon Reset Date, the Trustee will exercise the Mandatory Put on behalf of the holders of the Exchange Notes and Consumers will be required to repurchase the principal amount of the Exchange Notes from the holders thereof on the Coupon Reset Date at 100% of the principal amount thereof. See "Description of Exchange Notes -- Call Option; Mandatory Put."

Until the Release Date (as defined herein), the Exchange Notes will be secured by First Mortgage Bonds (as defined herein) issued and delivered by Consumers to the Trustee. See "Description of Exchange Notes -- Security; Release Date." On the Release Date, the Exchange Notes will cease to be secured, will become unsecured general obligations of Consumers and will rank on a parity with other unsecured indebtedness of Consumers (unless otherwise secured under the limited circumstances described under the caption "Description of Exchange Notes -- Limitation on Liens").
                                                        (Continued on next page)


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

              The date of this Prospectus is September ___, 1998.

(continued from front cover page)

The Notes were sold by Consumers on May 1, 1998 to the Initial Purchasers (as defined herein) who offered a portion of the Notes in the United States to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and the remainder of the Notes were offered by the Initial Purchasers outside the United States in reliance on Regulation S under the Securities Act. See "The Exchange Offer." Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

The Exchange Notes are being offered hereunder in order to satisfy certain obligations of Consumers contained in the Registration Rights Agreement dated May 1, 1998 (the "Registration Rights Agreement") by and among Consumers and Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Chicago Capital markets, Inc. and Salomon Brothers Inc (the last four named entities collectively referred to herein as the "Initial Purchasers"), with respect to the initial sale of the Notes.

Consumers will not receive any proceeds from the Exchange Offer. Consumers will pay all the expenses incident to the Exchange Offer. Tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. See "The Exchange Offer."

The Exchange Offer is being made in reliance on certain no-action positions that have been published by the staff of the Securities and Exchange Commission (the "Commission") which require each tendering note holder to represent that it is acquiring the Exchange Notes in the ordinary course of its business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

There has not previously been any public market for the Exchange Notes. Consumers does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that an active market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions, Consumers's financial conditions and other factors. Such conditions might cause the Exchange Notes, to the extent they are actively traded, to trade at a significant discount from face value.

The Exchange Offer will expire at 5:00 p.m., New York City time, on ___1998, or such later date and time to which it may be extended by Consumers, which in no event shall be later than _____1998. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange pursuant to the Exchange Offer.

                                  -------------

           *REPS is a service mark of Morgan Stanley Dean Witter & Co.

                                  -------------

                              AVAILABLE INFORMATION

Consumers is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Consumers has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Exchange Offer Registration Statement"). This Prospectus, which constitutes a part of the Exchange Offer Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Exchange Offer Registration Statement as permitted by the rules and regulations of the Commission. For further information about Consumers and the Exchange Notes offered hereby, reference is made to the Exchange Offer Registration Statement, including the exhibits thereto, which may, along with reports, proxy statements and other information filed by Consumers with the Commission pursuant to the informational requirements of the Exchange Act, be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 5000 West Madison Street (Suite 1400), Chicago, Illinois 60601. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or through the World Wide Web (http://www.sec.gov). Such reports, proxy statements and other information concerning consumers may also be inspected and copied at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10005, the securities exchange on which certain of Consumers' securities are listed.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Consumers (File No. 1-5611) are incorporated by reference in this Prospectus:

         (a) Consumers' Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) Consumers' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (c) Consumers' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

All documents and reports subsequently filed by Consumers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Exchange Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN. CONSUMERS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE DIRECTED TO CONSUMERS ENERGY COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES LOCATED AT 212 WEST MICHIGAN AVENUE, JACKSON, MICHIGAN 49201, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (517) 788-0550. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY _____, 1998.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained herein or in any subsequently filed document, which is also deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Certain information contained in this Prospectus summarizes, is based upon or refers to information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

                               PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere or incorporated by reference in this Prospectus and is qualified in its entirety by such more detailed information and consolidated financial statements, including the notes thereto, incorporated by reference in this Prospectus.

                                               THE NOTE OFFERING

THE NOTES ..................................   The Notes were sold by Consumers
                                               on May 1, 1998 and were
                                               subsequently offered to qualified
                                               institutional buyers pursuant to
                                               Rule 144A and to institutional
                                               investors that are accredited
                                               investors in a manner exempt from
                                               registration under the Securities
                                               Act as well as to purchasers
                                               pursuant to Regulation S under
                                               the Securities Act.

REGISTRATION RIGHTS AGREEMENT ..............   In connection with the offering
                                               of the Notes, Consumers entered
                                               into the Registration Rights
                                               Agreement, which granted holders
                                               of the Notes certain exchange
                                               and registration rights. The
                                               Exchange Offer is intended to
                                               satisfy the obligations of
                                               Consumers with respect to such
                                               exchange and registration rights
                                               which, except for limited
                                               instances involving the Initial
                                               Purchasers (as defined in the
                                               Registration Rights Agreement)
                                               or Holders (as defined in the
                                               Registration Rights Agreement)
                                               who are not eligible to
                                               participate in the Exchange
                                               Offer, terminate upon the
                                               consummation of the Exchange
                                               Offer. See "The Exchange Offer."

                                               THE EXCHANGE OFFER

SECURITIES OFFERED ........................    $250 million aggregate principal
                                               amount of Senior Notes, 6.20%
                                               Reset Put Securities(SM),
                                               Series B, Due 2008.

THE EXCHANGE OFFER ........................    The Exchange Notes are being
                                               offered in exchange for an equal
                                               principal amount of Notes. As of
                                               the date hereof, $250 million
                                               aggregate principal amount of
                                               Notes are outstanding. The Notes
                                               may be tendered only in integral
                                               multiples of $1,000.

RESALE OF EXCHANGE NOTES ..................    Based on interpretations by the
                                               Staff of the Commission as set
                                               forth in no action letters issued
                                               to third parties, Consumers
                                               believes that the Exchange Notes
                                               issued pursuant to the Exchange
                                               Offer may be offered for resale,
                                               resold or otherwise transferred
                                               by any holder thereof (other than
                                               any such holder that is a
                                               broker-dealer or an "affiliate"
                                               of Consumers within the meaning
                                               of Rule 405 under the Securities
                                               Act) without compliance with the
                                               registration and prospectus
                                               delivery provisions of the
                                               Securities Act, provided that (i)
                                               such Exchange Notes are acquired
                                               in the ordinary course of
                                               business, (ii) at the time of the
                                               commencement of the Exchange
                                               Offer, such holder has no
                                               arrangement with any person to
                                               participate in a distribution of
                                               the Exchange Notes and (iii) such
                                               holder is not engaged in, and
                                               does not intend to engage in, a
                                               distribution of the Exchange
                                               Notes. By tendering the Notes in
                                               exchange for the Exchange Notes,
                                               each holder will represent to
                                               Consumers that: (i) it is not
                                               such an affiliate of Consumers,
                                               (ii) any Exchange Notes to be
                                               received by it will be acquired
                                               in the ordinary course of
                                               business and (iii) at the time of
                                               the commencement of the Exchange
                                               Offer it is not engaged in, and
                                               does not intend to engage in, and
                                               has no arrangement or
                                               understanding with any person to
                                               participate in, a distribution of
                                               the Exchange Notes. If a holder
                                               of Notes is unable to make the
                                               foregoing representations, such
                                               holder may not rely on the
                                               applicable interpretations of the
                                               Staff of the Commission and must
                                               comply with the registration and
                                               prospectus delivery requirements
                                               of the Securities Act in
                                               connection with any secondary
                                               resale transaction.

                                               Each broker-dealer that receives
                                               Exchange Notes for its own
                                               account pursuant to the Exchange
                                               Offer must acknowledge that it
                                               will deliver a prospectus in
                                               connection with any resale of
                                               such Exchange Notes. The Letter
                                               of Transmittal states that, by so
                                               acknowledging and by delivering a
                                               prospectus, a broker-dealer will
                                               not be deemed to admit that it is
                                               an "underwriter" within the
                                               meaning of the Securities Act.
                                               This Prospectus, as it may be
                                               amended or supplemented from time
                                               to time, may be used by a
                                               broker-dealer in connection with
                                               resales of the Exchange Notes
                                               received in exchange for the
                                               Notes where such Exchange Notes
                                               were acquired by such
                                               broker-dealer as a result of
                                               market-making activities or other
                                               trading activities. Consumers has
                                               agreed that, starting on the
                                               Expiration Date and ending on the
                                               close of business on the first
                                               anniversary of the Expiration
                                               Date, it will make this
                                               Prospectus available to any
                                               broker-dealer for use in
                                               connection with any such resale.
                                               See "Plan of Distribution."

                                               To comply with the securities
                                               laws of certain jurisdictions, it
                                               may be necessary to qualify for
                                               sale or to register the Exchange
                                               Notes prior to offering or
                                               selling such Exchange Notes.
                                               Consumers has agreed, pursuant to
                                               the Registration Rights Agreement
                                               and subject to certain specified
                                               limitations therein, to cooperate
                                               with selling Holders or
                                               underwriters in connection with
                                               the registration and
                                               qualification of the Exchange
                                               Notes for offer or sale under the
                                               securities or "blue sky" laws of
                                               such jurisdictions as may be
                                               necessary to permit the holders
                                               of Exchange Notes to trade the
                                               Exchange Notes without any
                                               restrictions or limitations under
                                               the securities laws of the
                                               several states of the United
                                               States.

CONSEQUENCES OF FAILURE TO
EXCHANGE NOTES .............................   Upon consummation of the Exchange
                                               Offer, subject to certain limited
                                               exceptions, holders of Notes who
                                               do not exchange their Notes for
                                               Exchange Notes in the Exchange
                                               Offer will no longer be entitled
                                               to registration rights and will
                                               not be able to offer or sell
                                               their Notes, unless such Notes
                                               are subsequently registered under
                                               the Securities Act (which,
                                               subject to certain limited
                                               exceptions, Consumers will have
                                               no obligation to do), except
                                               pursuant to an exemption from, or
                                               in a transaction not subject to,
                                               the Securities Act and applicable
                                               state securities laws. See "The
                                               Exchange Offer-- Consequences of
                                               Failure to Exchange."

EXPIRATION DATE ............................   5:00 p.m., New York City time, on
                                               ____, 1998, unless the Exchange
                                               Offer is extended, in which case
                                               the term "Expiration Date" means
                                               the latest date and time to which
                                               the Exchange Offer is extended.

CONDITIONS TO THE EXCHANGE OFFER ...........   The Exchange Offer is not
                                               conditioned upon any minimum
                                               principal amount of Notes being
                                               tendered for exchange. However,
                                               the Exchange Offer is subject to
                                               certain customary conditions,
                                               which may be waived by Consumers.
                                               See "The Exchange Offer-
                                               Conditions." Except for the
                                               requirements of applicable United
                                               States federal and state
                                               securities laws, there are no
                                               United States federal or state
                                               regulatory requirements to be
                                               complied with or obtained by
                                               Consumers in connection with the
                                               Exchange Offer.

PROCEDURES FOR TENDERING
NOTES ......................................   Each holder of Notes wishing to
                                               accept the Exchange Offer must
                                               complete, sign and date the
                                               Letter of Transmittal, or a
                                               facsimile thereof, in accordance
                                               with the instructions contained
                                               herein and therein, and mail or
                                               otherwise deliver such Letter of
                                               Transmittal, or such facsimile,
                                               together with any other required
                                               documentation to the Exchange
                                               Agent at the address set forth
                                               herein and effect a tender of
                                               Notes pursuant to the procedures
                                               for book-entry transfer as
                                               provided for herein. See "The
                                               Exchange Offer - Procedures for
                                               Tendering" and "Book-Entry
                                               Transfer."

GUARANTEED DELIVERY PROCEDURES .............   Holders of Notes who wish to
                                               tender their Notes and who cannot
                                               deliver their Notes and a
                                               properly completed Letter of
                                               Transmittal or any other
                                               documents required by the Letter
                                               of Transmittal to the Exchange
                                               Agent prior to the Expiration
                                               Date may tender their Notes
                                               according to the guaranteed
                                               delivery procedures set forth
                                               under "The Exchange Offer -
                                               Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS ..........................   Tenders of Notes may be
                                               withdrawn  at any time prior to
                                               5:00 p.m., New York City time,
                                               on the Expiration Date. To
                                               withdraw a tender of Notes, a
                                               written or facsimile
                                               transmission notice of
                                               withdrawal must be received by
                                               the Exchange Agent at its
                                               address set forth under "The
                                               Exchange Offer-Exchange Agent"
                                               prior to 5:00 p.m., New York
                                               City time, on the Expiration
                                               Date.

ACCEPTANCE OF NOTES
AND DELIVERY OF EXCHANGE NOTES .............   Subject to certain conditions,
                                               any and all Notes that are
                                               properly tendered in the Exchange
                                               Offer prior to 5:00 p.m., New
                                               York City time, on the Expiration
                                               Date will be accepted for
                                               exchange. The Exchange Notes
                                               issued pursuant to the Exchange
                                               Offer will be delivered promptly
                                               following the Expiration Date.
                                               See "The Exchange Offer -
                                               Acceptance of Notes for Exchange;
                                               Delivery of Exchange Notes."

CERTAIN UNITED STATES TAX CONSEQUENCES .....   The exchange of Notes for
                                               Exchange Notes will not
                                               constitute a taxable exchange for
                                               United States federal income tax
                                               purposes. See "Certain United
                                               States Federal Income Tax
                                               Consequences."

EXCHANGE AGENT .............................   The Chase Manhattan Bank is
                                               serving as exchange agent (the
                                               "Exchange Agent") in connection
                                               with the Exchange Offer.

FEES AND EXPENSES ..........................   All expenses incident to
                                               Consumers's consummation of the
                                               Exchange Offer and compliance
                                               with the Registration Rights
                                               Agreement will be borne by
                                               Consumers. See "The Exchange
                                               Offer- Fees and Expenses."

USE OF PROCEEDS ............................   There will be no cash proceeds
                                               payable to Consumers from the
                                               issuance of the Exchange Notes
                                               pursuant to the Exchange Offer.
                                               The proceeds from the Notes
                                               together with the proceeds from a
                                               new long-term bank loan were used
                                               to refinance the outstanding
                                               balance on a then existing
                                               Consumers $400 million unsecured
                                               long-term bank loan. Residual
                                               proceeds were used for refunding
                                               or repurchasing various
                                               Consumers' First Mortgage Bonds
                                               and for general corporate
                                               purposes. See "Use of Proceeds."

                                               THE EXCHANGE NOTES

SECURITIES OFFERED .........................   $250 million aggregate principal
                                               amount of Senior Notes, 6.20%
                                               Reset Put Securities(SM),
                                               Series B, Due 2008.

MATURITY ...................................   May 1, 2008, subject to the Call
                                               Option and Mandatory Put.

INTEREST RATE ..............................   The Exchange Notes will bear
                                               interest at the rate of 6.20% per
                                               annum until the Coupon Reset
                                               Date. If the Callholder has
                                               elected to exercise the Call
                                               Option, the interest rate on the
                                               Exchange Notes will be reset by
                                               the Calculation Agent (as defined
                                               herein) effective on the Coupon
                                               Reset Date pursuant to the Coupon
                                               Reset Process. See "Description
                                               of Exchange Notes - Principal,
                                               Maturity and Interest."

CALL OPTION ................................   The Callholder has the right to
                                               purchase the Exchange Notes, in
                                               whole but not in part, on May 1,
                                               2003, at a price equal to 100% of
                                               the principal amount thereof. See
                                               "Description of Exchange Notes -
                                               Call Option; Mandatory Put."

MANDATORY PUT ..............................   If the Callholder fails for any
                                               reason to purchase the Exchange
                                               Notes on May 1, 2003, the Trustee
                                               will be obligated to exercise, on
                                               behalf of the holders, the right
                                               to require Consumers to purchase
                                               the Exchange Notes in whole, but
                                               not in part, at a price equal to
                                               100% of the principal amount
                                               thereof. See "Description of
                                               Exchange Notes - Call Option;
                                               Mandatory Put."


RANKING ....................................   Until the Release Date (as
                                               defined herein), all of the
                                               Senior Notes (as defined herein)
                                               outstanding will be secured by
                                               one or more series of First
                                               Mortgage Bonds issued and
                                               delivered by Consumers to the
                                               Trustee. On the Release Date, the
                                               Senior Notes will cease to be
                                               secured by First Mortgage Bonds,
                                               will become unsecured general
                                               obligations of Consumers and will
                                               rank on a parity with other
                                               senior unsecured indebtedness of
                                               Consumers. See "Description of
                                               Exchange Notes - General."

CERTAIN COVENANTS ..........................   The Exchange Notes will be issued
                                               under an Indenture which contains
                                               covenants that, among other
                                               things, limit the ability of
                                               Consumers to incur certain
                                               additional liens or engage in
                                               certain sale-leaseback
                                               transactions following the
                                               Release Date. See "Description of
                                               Exchange Notes - Certain
                                               Covenants of Consumers."

FORM AND DENOMINATION ......................   The Exchange Notes will be fully
                                               registered under the Securities
                                               Act and will be issued in the
                                               form of one or more Global
                                               Exchange Notes in fully
                                               registered form, deposited with a
                                               custodian for and registered in
                                               the name of a nominee of the
                                               Depositary. Beneficial interests
                                               in the Global Exchange Notes will
                                               be shown on, and transfers
                                               thereof will be effected through,
                                               records maintained by the
                                               Depositary and its Participants.
                                               See "Description of Exchange
                                               Notes - Registration, Transfer
                                               and Exchange."

EXCHANGE OFFER, REGISTRATION RIGHTS ........   Pursuant to a Registration
                                               Rights Agreement among Consumers
                                               and the Initial Purchasers,
                                               Consumers agreed, among other
                                               things, (i) to file a
                                               registration statement (the
                                               "Exchange Offer Registration
                                               Statement") on or prior to 150
                                               days after the closing of the
                                               offering (the "Closing") with
                                               respect to an offer to exchange
                                               the Notes for a new issue of debt
                                               securities of Consumers (the
                                               "Exchange Notes") registered
                                               under the Securities Act, with
                                               terms substantially
                                               identical to those of the Notes
                                               (the "Exchange Offer") and (ii)
                                               to use its best efforts to cause
                                               the Exchange Offer Registration
                                               Statement to be declared
                                               effective by the Commission on or
                                               prior to 180 days after Closing.
                                               In certain circumstances,
                                               Consumers will be required to
                                               provide a shelf registration
                                               statement (the "Shelf
                                               Registration Statement") to cover
                                               resales of the Notes by the
                                               Holders thereof. If Consumers
                                               fails to satisfy its registration
                                               obligation under the Registration
                                               Rights Agreement, Consumers will
                                               be required to pay liquidated
                                               damages ("Liquidated Damages") to
                                               the Holders of Notes under
                                               certain circumstances. See "The
                                               Exchange Offer - Registration
                                               Rights; Liquidated Damages."

                            CONSUMERS ENERGY COMPANY

    Consumers, incorporated in Michigan in 1968, is the successor to a corporation organized in Maine in 1910 that did business in Michigan from 1915 to 1968. Consumers was named Consumers Power Company from 1910 to the first quarter of 1997, when Consumers changed its name to Consumers Energy Company. Consumers is the principal subsidiary of CMS Energy Corporation, a Michigan corporation ("CMS Energy"). CMS Energy, through other subsidiaries, is also engaged in several domestic and international energy-related businesses including: oil and gas exploration and production; acquisition, development and operation of independent power production facilities; storage, transmission and processing of natural gas; energy marketing, services and trading; and international energy distribution.

    Consumers is a public utility serving gas or electricity to almost six million of Michigan's nine and a half million residents in all 68 counties in Michigan's Lower Peninsula. Consumers' service areas include automotive, metal, chemical, food and wood products and a diversified group of other industries. Consumers' electric operations include the generation, purchase, transmission and distribution of electricity in 61 of the 68 counties in the Lower Peninsula of Michigan. Consumers' gas operations include the purchase, transportation, storage and distribution of gas serving 54 of the 68 counties in the Lower Peninsula of Michigan. At December 31, 1997, Consumers provided service to 1.6 million electric customers and 1.5 million gas customers.

    Consumers' 1997 consolidated operating revenue of $3,769 million was derived 67% ($2,515 million) from its electric utility business, 32% ($1,204 million) from its gas utility business and 1% ($50 million) from its non-utility business.

    Consumers' electric generating system consists of five fossil-fueled plants, one nuclear plant, one pumped storage hydroelectric facility, seven gas combustion turbine plants and thirteen hydroelectric plants. Consumers-owned system generating capacity (including the pumped storage hydroelectric facility, of which Consumers has a 51% ownership) was 6,255 megawatts ("MW") as of December 31, 1997. In 1997, Consumers purchased 1,648 MW of net capacity from independent power producers. Consumers' peak power demand for 1997 was 7,315 MW in July 1997.

    Consumers' gas distribution and transmission system consists of 22,825 miles of distribution mains and 1,057 miles of transmission lines throughout the Lower Peninsula of Michigan. Consumers owns and operates six compressor stations with a total of 133,560 installed horsepower.

    Consumers is subject to regulation by various federal, state and local agencies including the Michigan Public Service Commission ("MPSC"), the Federal Energy Regulatory Commission ("FERC") and the Nuclear Regulatory Commission ("NRC"). The MPSC regulates public utilities in Michigan with respect to retail utility rates, accounting, services, certain facilities and various other matters. The FERC has jurisdiction over certain aspects of Consumers' gas business relating, among other things, to the acquisition, operation and disposal of assets and facilities and to service provided and rates charged by Michigan Gas Storage Company, a subsidiary of Consumers. Under certain circumstances, the FERC also has the power to modify gas tariffs of interstate pipeline companies. Certain aspects of Consumers' gas business also are subject to regulation by the FERC including a blanket transportation tariff pursuant to which Consumers can transport gas in interstate commerce. Certain aspects of Consumers' electric operations also are subject to regulation by the FERC, including compliance with the FERC's accounting rules and other regulations applicable to "public utilities" and "licensees," the transmission of electric energy in interstate commerce and the rates and charges for the sale of electric energy at wholesale, the consummation of certain mergers, the sale of certain facilities, the construction, operation and maintenance of hydroelectric projects and the issuance of securities, as provided by the Federal Power Act. Consumers is subject to NRC jurisdiction with respect to the design, construction, operation and decommissioning of its nuclear power plants.

    The foregoing information concerning Consumers does not purport to be comprehensive. For additional information concerning Consumers' business and affairs, including its capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which it is subject, prospective purchasers should refer to the Incorporated Documents. See "Incorporation of Certain Documents by Reference."

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following is a summary of certain financial information of Consumers and its consolidated subsidiaries and is qualified in its entirety by, and should be read in conjunction with, the detailed information and Consumers consolidated financial statements and notes thereto included in the Incorporated Documents. See "Incorporation of Certain Documents by Reference."



                                                   TWELVE MONTHS
                                                     ENDED/AT                               YEAR ENDED/AT DECEMBER 31,


                                                      JUNE 30,
                                                       1998                 1997         1996          1995      1994      1993
                                                       ----                 ----         ----          ----      ----      ----
                                                    (UNAUDITED)                       (IN MILLIONS)

         Operating revenue .........                  3,696               $3,769       $3,770        $3,511    $3,356    $3,243
         Net income .........                           342                  321          296           255       226       198
         Net income available to common
         stockholder ............................       305                  284          260           227       202       187
         Total assets .........                       7,076                6,949        7,025         6,954     6,809     6,551
         Long-term debt, excluding current
         maturities..............................     2,159                1,369        1,900         1,922     1,953     1,839
         Non-current portion of capital leases ..        77                   74          100           104       108       106
         Total preferred stock .........                238                  238          356           356       356       163
         Total trust preferred securities .........     220                  220          100           ---       ---       ---




                                USE OF PROCEEDS

                  There will be no cash proceeds payable to Consumers from the issuance of the Exchange Notes pursuant to the Exchange Offer. Net proceeds from the sale of the Notes in the amount of $125 million, together with the proceeds from a new $225 million long-term bank loan, were used to refinance $350 million of the then outstanding balance on Consumers' then outstanding $400 million unsecured long-term bank loan which was to mature on November 3, 1999. Such long-term bank loan had a weighted average interest rate at March 31, 1998 of 6.34%. Remaining proceeds of $36 million were applied to the payment upon early redemption of $36 million aggregate principal amount of Consumers's 7 3/8% First Mortgage Bonds due September 15, 2023. The remaining net proceeds of $89 million were used for general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

                  The ratios of earnings to fixed charges for the twelve months ended June 30, 1998 and for each of the years ended December 31, 1993 through 1997 are as follows:


                                                                               Year Ended December 31,
                                           Twelve Months
                                     Ended June 30, 1998           1997     1996          1995       1994       1993
                                     -------------------           ----     ----          ----       ----       ----

Ratio of earnings to fixed charges ......... 3.26                  3.31     3.27          2.82       2.81       2.46




         For the purpose of computing such ratio, earnings represent net income before income taxes, net interest charges and estimated interest portion of lease rentals.

                        DESCRIPTION OF EXCHANGE NOTES

GENERAL

    The Exchange Notes will be issued under the Indenture, dated as of February 1, 1998, as supplemented (collectively, the "Indenture") between Consumers and The Chase Manhattan Bank (the "Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete, make use of defined terms (some but not all of which are defined herein) and are subject to, and qualified in their entirety by, all of the provisions of the Indenture, which is incorporated herein by this reference and which is available upon request to the Trustee. Unless otherwise indicated, references to Section numbers under this caption are references to the Section numbers of the Indenture.

    Until the Release Date (as defined below), all of the senior notes outstanding under the Indenture (the "Senior Notes") will be secured by one or more series of Consumers' First Mortgage Bonds (as defined below) issued and delivered by Consumers to the Trustee. See "Security; Release Date." ON THE RELEASE DATE, THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) WILL CEASE TO BE SECURED BY FIRST MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF CONSUMERS AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF CONSUMERS. The Indenture provides that, in addition to the Exchange Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the principal amount of Senior Notes that may be issued and outstanding cannot exceed the principal amount of Senior Note Mortgage Bonds (as defined herein) then held by the Trustee. See "Description of First Mortgage Bonds -- Issuance of Additional First Mortgage Bonds."

    There is no requirement under the Indenture that future issues of debt securities of Consumers be issued exclusively under the Indenture, and Consumers will be free to employ other indentures (including, prior to the Release Date, the Mortgage (as defined below)) or documentation, containing provisions different from those included in the Indenture or applicable to one or more issues of Senior Notes (including the Exchange Notes), in connection with future issues of such other debt securities.

    There are no provisions in the Indenture or the Exchange Notes that require Consumers to redeem, or permit the holders to cause a redemption of, the Exchange Notes or that otherwise protect the holders in the event that Consumers incurs substantial additional indebtedness, whether or not in connection with a change in control of Consumers.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes are limited in aggregate principal amount to $250 million and will bear interest at 6.20% per annum from and including May 1, 1998 to but excluding May 1, 2003 (the "Coupon Reset Date"). Interest on the Exchange Notes will be payable semi-annually on May 1 and November 1, beginning November 1, 1998. Subject to certain exceptions, the Indenture provides for the payment of interest on the interest payment date only to persons in whose names the Exchange Notes are registered on the Regular Record Date, which will be the April 15 or October 15 (whether or not a "Business Day", as defined in the Exchange Notes), as the case may be, immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. As used herein, the term "interest" on the Exchange Notes or Senior Note Mortgage Bonds shall be deemed to include additional interest, if any, which may be payable following a Registration Default as described under "Registration Rights."

    If Morgan Stanley & Co. International Limited (the "Callholder") elects to purchase the Exchange Notes pursuant to the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) the Exchange Notes will be purchased from the holders by the Callholder, in whole but not in part, at 100% of the principal amount thereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by Consumers on such date to holders on the immediately preceding Record
Date), and (ii) on and after the Coupon Reset Date, the Exchange Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process if Exchange Notes are Called" below.

FINAL MATURITY DATES

    The Exchange Notes will mature on May 1, 2008 (the "Final Maturity Date"). On May 1, 2003, however, holders of the Exchange Notes will be required to sell their Exchange Notes at a price equal to 100% of the principal amount thereof
(i) to the Callholder if it purchases the Exchange Notes pursuant to the Call Option or (ii) in the event the Callholder does not exercise the Call Option or fails for any reason to pay the Call Price (as defined below) to the Trustee when required, to Consumers following the exercise by the Trustee for and on behalf of the holders of the Exchange Notes of the Mandatory Put. The Trustee is required to exercise the Mandatory Put without the consent of, or notice to, the holders of the Exchange Notes. See "Call Option; Mandatory Put."

CALL OPTION; MANDATORY PUT

Call Option

    The "Callholder" with respect to the Exchange Notes will be Morgan Stanley & Co. International Limited. Pursuant to the terms of the Exchange Notes, the Callholder has the right to purchase the Exchange Notes, in whole but not in part, on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price"), by giving notice to the Trustee (the "Call Notice"). If the Callholder exercises the Call Option, the Trustee will send a copy of the Call Notice to the holders as required by the terms of the Exchange Notes. The Callholder will be required to give the Call Notice to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than ninety calendar days prior to the Coupon Reset Date. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m. New York City time, on the Business Day prior to the Coupon Reset Date. If the Callholder exercises the Call Option, (a) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder shall pay the amount of the Call Price in immediately available funds to the Trustee for payment of the Call Price to the holders of the Exchange Notes on the Coupon Reset Date and (b) the holders of the Exchange Notes will be required to deliver the Exchange Notes against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no holder of the Exchange Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder not purchasing the Exchange Notes.

    The Call Option provides for certain circumstances under which such Call Option may be terminated. If the Call Option terminates or if the Callholder fails to pay the Call Price to the Trustee at or prior to the required time, the Trustee shall exercise the Mandatory Put described below. The Trustee shall notify the holders that it is exercising the Put Option as required by the Exchange Notes.

Mandatory Put

    If the Callholder fails for any reason to purchase the Exchange Notes on the Coupon Reset Date, the Trustee will be obligated to exercise on behalf of the holders of the Exchange Notes the right to require Consumers to purchase the Exchange Notes, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"). By its purchase of an Exchange Note, each holder irrevocably agrees that the Trustee shall exercise the Mandatory Put for, or on behalf of, the holder of the Exchange Notes as provided herein. If the Trustee exercises the Mandatory Put, then Consumers shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the holders of the Exchange Notes will be required to deliver such Exchange Notes to Consumers against payment therefor on the Coupon Reset Date through the facilities of DTC. No holder of the Exchange Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

Notice to Holders

    In anticipation of the exercise of the Call Option or Mandatory Put on the Coupon Reset Date, notice of delivery of all Exchange Notes on the Coupon Reset Date against payment of the Call Price or Put Price (the "Delivery Notice") shall be given by mail not less than 30 nor more than 60 days prior to the Coupon Reset Date (which, as long as the Exchange Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (the "Depositary")); provided, however, that the failure to duly give such Delivery Notice by mail, or any defect therein, shall not affect the validity of any proceedings for the delivery of any Exchange Notes. The Trustee will notify the holders of Exchange Notes once it is determined whether the Call Price or the Put Price will be delivered on the Coupon Reset Date. Interest on the Exchange Notes accrues to, but excludes, the Coupon Reset Date.

    The Exchange Notes have no sinking fund or other redemption provisions.

COUPON RESET PROCESS IF EXCHANGE NOTES ARE CALLED

    Pursuant to the terms of a Calculation Agency Agreement, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the Exchange Notes (in its capacity as calculation agent, the "Calculation Agent"). If the Callholder exercises the Call Option, as set forth above, then the following steps (the "Coupon Reset Process") will be taken in order to determine the interest rate to be paid on the Exchange Notes, from and including the Coupon Reset Date, to but excluding the Final Maturity Date (the "Coupon Reset Rate"). Consumers and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

    (a) Consumers will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which Consumers desires the Calculation Agent to obtain Bids (as defined below) for the purchase of the Exchange Notes and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

    (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent will provide to each dealer ("Dealer") on the Dealer List (i) a copy of this Prospectus, (ii) a copy of the form of Exchange Note and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the Exchange Notes settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Exchange Notes ("Yield to Maturity"). Each Dealer shall also be provided with (A) Consumers' name, (B) the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (C) the principal amount and Final Maturity Date of the Exchange Notes and (D) the method by which interest will be calculated on the Exchange Notes.

    (c) The purchase price to be paid by any Dealer for the Exchange Notes (the "Purchase Price") shall be equal to (i) the total principal amount of the Exchange Notes, plus (ii) a premium (the "Exchange Notes Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 1, 2008, which has an interest rate of 5.75%, semi-annual interest payments on each May 1 and November 1, commencing November 1, 2003, and a principal amount of $250,000,000, and assuming a discount rate equal to the Treasury Rate over (B) $250,000,000. "Treasury Rate" for the Exchange Notes means the per annum rate equal to the offer side yield to maturity of the current on-the-run five-year United States Treasury security per Telerate page 500 (or any successor page or substitute page as may replace such page on such service), at 11:00 a.m., New York City time, on the 90th calendar day prior to the Coupon Reset Date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent) or, if such rate does not appear on Telerate page 500 (or any successor page or substitute page as may replace such page on such service) at such time, the rate on GovPX End-of-Day Pricing at 3:00 p.m., New York City time, on such date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent).

    (d) The Calculation Agent will provide written notice to Consumers by 12:30 p.m., New York City time, on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date,
(ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Unless the Call Option has terminated, the Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Exchange Notes Premium fully over the term of the Exchange Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time, and provided further, that if any two or more of the lowest Bids submitted are equivalent, Consumers shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a dealer, has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid.

    (e) Immediately after calculating the Coupon Reset Rate, the Calculation Agent will provide written notice to Consumers and the Trustee, setting forth the Coupon Reset Rate. At the request of the holders of any Exchange Notes, the Calculation Agent will provide to the holders the Coupon Reset Rate. The Coupon Reset Rate for the Exchange Notes will be effective from and including the Coupon Reset Date.

    (f) The Callholder will sell the Exchange Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale is to be settled on the Coupon Reset Date in immediately available funds.

    If the Calculation Agent determines (i) at any time prior to the sale of the Exchange Notes on the Bid Date that an Event of Default has occurred and is continuing under Sections 8.01(a)(1), (2), (3) or (4) (other than, with respect to clause (4), any Event of Default resulting from a default under Section 11.01(d) or (e) of the Mortgage, as described below) of the Indenture (which Events of Default are described in clauses (a) - (d) under "Events of Default" herein) (in such event, termination is at the Callholder's option) or under Sections 8.01(a)(4) (to the extent that such Event of Default results from a default under Sections 11.01(d) or (e) of the Mortgage, as described in clause
(d) under "Description of First Mortgage Bonds -- Defaults" herein), (5) or (6) of the Indenture (which defaults are described in clause (e) under "Events of Default" herein) (in such event, termination is automatic), (ii) following the Call Notice, the Callholder fails to pay the Call Price by 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date due to the occurrence of a Market Disruption Event (as defined below) or (iii) following the Call Notice, fewer than two Dealers have submitted Bids in a timely manner substantially as provided above, the Call Option will be automatically revoked and terminated, and the Trustee will exercise the Mandatory Put on behalf of the holders. "Market Disruption Event" shall mean any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (B) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (C) any material adverse change in the existing financial, political or economic conditions in the United States of America; (D) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (E) any material disruption of the U.S. treasury securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impracticable to conduct the Coupon Reset Process.

    The Calculation Agency Agreement provides that the Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to Consumers and the Trustee of notice of such resignation. In such case, Consumers may appoint a successor Calculation Agent.

    The Calculation Agent, in its individual capacity, may buy, sell, hold and deal in the Exchange Notes and may exercise any vote or join in any action which any holder of the Exchange Notes may be entitled to exercise or take as if it were not the Calculation Agent. The Calculation Agent, in its individual capacity, may also engage in or have an interest in any transaction with Consumers or its affiliates as if it were not the Calculation Agent.

REGISTRATION, TRANSFER AND EXCHANGE

    The Exchange Notes will initially be issued in the form of one or more Global Exchange Notes, in registered form, without coupons, in denominations of $1,000 or an integral multiple thereof as described under "Book-Entry; Delivery; Form and Transfer." The Global Exchange Notes will be registered in the name of a nominee of DTC. Each Global Exchange Note (and any Global Exchange Note issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Book-Entry; Delivery; Form and Transfer -- Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes." Except as set forth herein under "Book-Entry; Delivery; Form and Transfer -- Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of any such Exchange Note and will not be considered the registered holder thereof under the Indenture.

    Senior Notes of any series will be exchangeable for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.06)

    Senior Notes may be presented for exchange or registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained in the Borough of Manhattan, The City of New York, for such purpose with respect to any series of Senior Notes, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon Consumers and the Trustee being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06, 2.07 and 6.02)

PAYMENT AND PAYING AGENTS

    Payments of principal of and interest and premium, if any, on Exchange Notes issued in the form of Global Exchange Notes shall be made by wire transfer of immediately available funds to the account specified by the registered holder of such Global Exchange Note, which shall initially be a nominee of DTC. Interest on Exchange Notes (other than interest at maturity) that are in the form of certificated notes ("Certificated Exchange Notes") will be paid by check mailed to the person entitled thereto at such person's address as it appears in the register for the Exchange Notes maintained by the Trustee; however, a holder of Senior Notes of one or more series under the Indenture in the aggregate principal amount of $10 million or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable Regular Record Date. The principal of, and interest at maturity and premium, if any, on Exchange Notes in the form of Certificated Exchange Notes will be payable in immediately available funds at the office of the Trustee or at the authorized office of any paying agent. (Section 2.12)

    If and to the extent that Consumers fails to make timely payment of interest on any Exchange Note, that interest shall cease to be payable to the persons who were the holders of such Exchange Notes at the applicable Regular Record Date, and shall instead become payable to the holder of such Exchange Note at the close of business on a special record date established by the Trustee, which special record date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment. (Section 2.11)

    All monies paid by Consumers to the Trustee for the payment of principal of, interest or premium, if any, on any Exchange Note which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to Consumers, subject to applicable abandoned property laws, and the holder of such Exchange Note will thereafter look only to Consumers for payment thereof. (Section 5.04)

    In any case where the date of maturity of the principal of or any premium or interest on any Exchange Note or the date fixed for redemption of any Exchange
Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the Exchange Note is stated to be payable to such next succeeding Business Day. (Section 15.06) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banks or trust companies in the Borough of Manhattan, The City of New York, or in any other city where the corporate trust office of the Trustee may be located, are obligated or authorized by law or executive order to close.

SECURITY; RELEASE DATE

    Until the Release Date, the Senior Notes (including the Exchange Notes) will be secured by one or more series of Consumers' First Mortgage Bonds ("Senior Note Mortgage Bonds") issued and delivered by Consumers to the Trustee (see "Description of First Mortgage Bonds"). Upon the issuance of a series of Senior Notes (including the Exchange Notes) prior to the Release Date, Consumers will simultaneously issue and deliver to the Trustee, as security for all Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same aggregate principal amount as the series of the Senior Notes (including the Exchange Notes) being issued. Any series of Senior Note Mortgage Bonds may, but need not, bear interest. The series of Senior Note Mortgage Bonds to be issued to the Trustee concurrently with the issuance of the Exchange Notes will bear interest at the same rate as is borne by the Exchange Notes. Any payment by Consumers to the Trustee of principal of, premium, if any, and interest on, a series of Senior Note Mortgage Bonds will be applied by the Trustee to satisfy Consumers' obligations with respect to principal of, premium, if any, and interest on, the Senior Notes. (Sections 2.12(c), 4.10 and 4.11)

    THE RELEASE DATE WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS ("FIRST MORTGAGE BONDS") OF CONSUMERS ISSUED AND OUTSTANDING UNDER THE MORTGAGE, OTHER THAN SENIOR NOTE MORTGAGE BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE. ON THE RELEASE DATE, THE TRUSTEE WILL DELIVER TO CONSUMERS FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS AND NOT LATER THAN 30 DAYS THEREAFTER, WILL PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, ON THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS SHALL CEASE TO SECURE THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES), AND THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF CONSUMERS. (Section 4.11) Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of Consumers, all of which are secured by a lien on certain property owned by Consumers. See "Description of First

Mortgage Bonds -- Priority and Security." Upon the payment or cancellation of any outstanding Senior Notes, the Trustee shall surrender to Consumers for cancellation an equal principal amount of the related series of Senior Note Mortgage Bonds. Consumers shall not permit, at any time prior to the Release Date, the aggregate principal amount of Senior Note Mortgage Bonds held by the Trustee to be less than the aggregate principal amount of Senior Notes outstanding. (Section 4.08) Following the Release Date, Consumers will cause the Mortgage to be discharged and will not issue any additional First Mortgage Bonds under the Mortgage. (Section 4.11) While Consumers will be precluded after the Release Date from issuing additional First Mortgage Bonds, it will not be precluded under the Indenture or Exchange Notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "Certain Covenants of Consumers -- Limitation on Liens."

EVENTS OF DEFAULT

    The following constitute events of default under the Indenture: (a) default in the payment of principal of and premium, if any, on any Senior Note when due and payable; (b) default in the payment of interest on any Senior Note when due which continues for 60 days; (c) default in the performance or breach of any other covenant or agreement of Consumers in the Senior Notes or in the Indenture and the continuation thereof for 90 days after written notice thereof to Consumers by the Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Senior Notes; (d) prior to the Release Date, the occurrence of a default as defined in the Mortgage; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences thereof under the Mortgage shall constitute a waiver of the corresponding event of default under the Indenture and a rescission and annulment of the consequences thereof under the Indenture; (e) certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers; and (f) default in the payment of the Put Price with respect to the Exchange Notes. (Section 8.01)

    If an event of default occurs and is continuing, either the Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Mortgage Bonds shall be immediately redeemed upon demand of the Trustee (and surrender thereof to the Mortgage Trustee) at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. See "Description of First Mortgage Bonds -- Redemption Provisions." At any time after an acceleration of the Senior Notes has been declared but before a judgment or decree for the payment of the principal amount of the Senior Notes has been obtained (and provided the acceleration of all First Mortgage Bonds has not occurred), if Consumers pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01)

    The Indenture provides that the Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Senior Notes unless such holders have offered to the Trustee reasonable security or indemnity. (Section 9.02) Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of Senior Notes. (Section 8.07) The Indenture provides that no holder of Senior Notes may institute any action against Consumers under the Indenture unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of Senior Notes then outstanding affected by such event of default shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, and the Trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of Senior Notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of Senior Notes. Notwithstanding that the right of a holder of Senior Notes to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each holder of a Senior Note has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Senior Note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder of Senior Notes. (Section 8.04) The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of any such default known to the Trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Senior Notes, the Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08) Consumers is required to deliver to the Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Consumers is in compliance with the conditions and covenants under the Indenture. (Section 6.06)

MODIFICATION

    Modification and amendment of the Indenture may be effected by Consumers and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Indenture or to waive any past default to less than a majority. (Section 13.02) Modification and amendment of the Indenture may be effected by Consumers and the Trustee without the consent of the holders in certain cases, including (a) to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Indenture; (b) to add further security for the Senior Notes; (c) to add provisions enabling Consumers to be released with respect to one or more series of outstanding Senior Notes from its obligations under the covenants described under "Certain Covenants of Consumers Limitation on Liens" and "-- Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale or Disposition of Assets" below, upon satisfaction of conditions with respect to such series of Senior Notes which are the same as those described below under "Defeasance and Discharge" (except that the opinion of tax counsel referred to therein need not be based upon an External Tax Pronouncement (as defined in the Indenture)); (d) to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or (e) to make any other change that is not prejudicial to the holders of Senior Notes in any material respect. (Section 13.01) Notwithstanding the provisions of Sections 13.01 and 13.02 of the Indenture, Consumers has agreed that it shall not enter into any modification or amendment of the Indenture, the Mortgage, the Exchange Notes or the Senior Note Mortgage Bonds which would have a material adverse effect on the Callholder, without the consent of such Callholder.

    A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Senior Notes, or which modifies the rights of the holders of Senior Notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Indenture of the holders of Senior Notes of any other series. (Section 13.02)

DEFEASANCE AND DISCHARGE

    The Indenture provides that Consumers will be discharged from any and all obligations in respect to the Senior Notes and the Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the Trustee, in trust for the benefit of holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Indenture and the Senior Notes; provided that, unless all of the Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, Consumers shall also have delivered to the Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture. Thereafter, the holders of Senior Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes. (Section 5.01) Consumers has agreed not to cause the discharge of the Exchange Notes as contemplated above prior to the Final Maturity Date without the prior consent of the Callholder (which consent shall not be unreasonably withheld).

CONSOLIDATION, MERGER AND SALE OR DISPOSITION OF ASSETS

    Consumers will not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety unless (i) the successor or transferee corporation shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia, (ii) the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Senior Notes and the performance of every covenant of the Indenture to be performed or observed by Consumers and (iii) if prior to the Release Date, the successor or transferee corporation assumes Consumers' obligations under the Mortgage with respect to the Senior Note Mortgage Bonds. (Section 12.01) Upon any such consolidation, merger, sale, transfer or other disposition of the properties of Consumers substantially as an entirety, the successor corporation formed by such consolidation or into which Consumers is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Consumers under the Indenture with the same effect as if such successor corporation had been named as Consumers therein and Consumers will be released from all obligations under the Indenture. (Section 12.02) For purposes of the Indenture, the conveyance or other transfer by Consumers of (a) all or any portion of its facilities for the generation of electric energy, (b) all of its facilities for the transmission of electric energy or (c) all of its facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of Consumers, as or substantially as an entirety. (Section 12.01)

CERTAIN COVENANTS OF CONSUMERS

Limitation on Liens

    The Indenture provides that, so long as any such Senior Notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any Debt that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Operating Property of Consumers, whether owned at the date of the Indenture or thereafter acquired, without in any such case effectively securing the Senior Notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the Senior Notes) equally and ratably with such Debt (but only so long as such Debt is so secured).

    The foregoing restriction will not apply to: (1) Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);
(2) Liens on Operating Property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers; (3) Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement; (4) Liens in favor of any State or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving Operating Property of Consumers; or (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restriction will not apply to the issuance, assumption or guarantee by Consumers of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt of Consumers (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Net Tangible Assets or 15% of Capitalization. (Section 6.07).

Limitation on Sale and Lease-Back Transactions

    The Indenture provides that so long as such Senior Notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such Operating Property or the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) Consumers would be entitled pursuant to any of the provisions described in clauses (1) to
(5) of the first sentence of the second paragraph under "Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the Senior Notes,
(b) after giving effect to such Sale and Lease-Back Transaction, Consumers could incur pursuant to the provisions described in the second sentence of the second paragraph under "Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (a)), or (c) Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased to the retirement of Senior Notes or other Debt of Consumers ranking equally with, the Senior Notes, subject to reduction for Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity. (Section 6.08).

Certain Definitions

    "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of Consumers: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the Indenture), premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of Consumers held in its treasury.

    "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

    "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of Consumers, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which Consumers is engaged and that are approved by the independent accountants regularly retained by Consumers, and may be determined as of a date not more than sixty
(60) days prior to the happening of the event for which such determination is being made.

    "Operating Property" means (i) any interest in real property owned by Consumers and (ii) any asset owned by Consumers that is depreciable in accordance with GAAP, excluding, in either case, any interest of Consumers as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with GAAP.

    "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to Consumers of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by Consumers to such person; provided, however, Sale and Lease-back Transaction does not include any arrangement first entered into prior to the date of the Indenture.

    "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to Consumers from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the net book value of such property, as determined in accordance with generally accepted accounting principles by Consumers at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

VOTING OF SENIOR NOTE MORTGAGE BONDS HELD BY TRUSTEE

    The Trustee, as the holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the Mortgage, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. So long as no Event of Default as defined in the Indenture has occurred and is continuing, the Trustee will vote or consent:

    (a) in favor of amendments or modifications of the Mortgage of substantially the same tenor and effect as follows:

        (i) to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of First Mortgage Bonds;

       (ii) to eliminate sinking funds or improvement funds ("S&I Funds") and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of First Mortgage Bonds;

      (iii) to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

       (iv) to permit First Mortgage Bonds to be issued under the Mortgage in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit S&I Fund requirements (to the extent not otherwise eliminated) under the Mortgage to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

        (v) to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage;

       (vi) to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the Trustee from $50,000 to an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the aggregate principal amount of First Mortgage Bonds outstanding;

      (vii) to increase the amount of the fair value of property which may be sold or disposed of free from the lien of the Mortgage, without any release or consent by the Trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the aggregate principal amount of First Mortgage Bonds then outstanding; and

     (viii) to permit certain mortgaged and pledged property to be released from the lien of the Mortgage if, in addition to certain other conditions, the Trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the Trustee not exceed 20% of the principal amount of First Mortgage Bonds outstanding; and

       (ix) to eliminate the restriction prohibiting the Mortgage Trustee from applying cash held by it pursuant to the Mortgage to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

    (b) with respect to any other amendments or modifications of the Mortgage, as follows: the Trustee shall vote all Senior Note Mortgage Bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage, the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Indenture, would require the consent of Holders of Senior Notes as described under "Modification," without the prior consent of Holders of Senior Notes which would be required for such an amendment or modification of the Indenture. (Section 4.03)

RESIGNATION OR REMOVAL OF TRUSTEE

    The Trustee may resign at any time upon written notice to Consumers specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Trustee and such specified day. (Section 9.10)

    The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, so long as no Event of Default or event which, with the giving of notice or lapse of time or both, would become an Event of Default has occurred and is continuing, Consumers may remove the Trustee upon notice to the holder of each Senior Note outstanding and the Trustee, and appointment of a successor Trustee. (Section 9.10)

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank is both the Trustee under the Indenture and the Mortgage Trustee under the Mortgage. Consumers and its affiliates maintain depository and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The Indenture provides that Consumers' obligations to compensate the Trustee and reimburse the Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Notes upon all property and funds held or collected by the Trustee as such.

GOVERNING LAW

    The Indenture and each Senior Note will be governed by Michigan Law.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

    The Exchange Notes will be issued initially in the form of one or more registered global Exchange Notes without interest coupons (collectively, the "Global Exchange Notes"). Upon issuance, the Global Exchange Notes will be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

    The Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Exchange Notes may be exchanged for Exchange Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Exchange Notes for Certificated Exchange Notes."

Depositary Procedures

    DTC has advised Consumers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants, and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the appropriate Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised Consumers that, pursuant to DTC's procedures, (i) upon deposit of the Global Exchange Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Exchange Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Exchange Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Exchange Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Exchange Notes.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Exchange Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes see "--Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes."

    EXCEPT AS DESCRIBED IN "--TRANSFERS OF INTERESTS IN GLOBAL EXCHANGE NOTES FOR CERTIFICATED EXCHANGE NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, Consumers and the Trustee will treat the persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Exchange Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium and interest on Global Exchange Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Senior Debt Indenture. Consequently, neither Consumers, the Trustee nor any agent of Consumers or the Trustee has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised Consumers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Exchange Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or Consumers. Neither Consumers nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and Consumers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

    The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised Consumers that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default with respect to the Exchange Notes, DTC reserves the right to exchange Global Exchange Notes (without the direction of one or more of its Direct Participants) for legended Exchange Notes in certificated form, and to distribute such certificated forms of Exchange Notes to its Direct Participants. See "--Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes."

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Consumers or the Trustee will have any responsibility for the performance by DTC, or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that Consumers believes to be reliable, but Consumers takes no responsibility for the accuracy thereof.

Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes

    An entire Global Exchange Note may be exchanged for Certificated Exchange Notes if (i) (x) DTC notifies Consumers that it is unwilling or unable to continue as Depositary for the Global Exchange Notes or Consumers determines that DTC is unable to act as such Depositary and Consumers thereupon fails to appoint a successor depositary within 90 days or (y) DTC has ceased to be a clearing agency registered under the Exchange Act, (ii) Consumers, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchange Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Exchange Notes. In any such case, Consumers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Exchange Note, Certificated Exchange Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Exchange Notes.

    Beneficial interests in Global Exchange Notes held by any Direct or Indirect Participant may be exchanged for Certificated Exchange Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Exchange Notes delivered in exchange for any beneficial interest in any Global Exchange Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    Neither Consumers nor the Trustee will be liable for any delay by the holder of the Global Exchange Notes or DTC in identifying the beneficial owners of Exchange Notes, and Consumers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Exchange Note or DTC for all purposes.

                      DESCRIPTION OF FIRST MORTGAGE BONDS

GENERAL

    The Senior Note Mortgage Bonds were issued under an Indenture dated as of September 1, 1945, between Consumers and The Chase Manhattan Bank, as trustee (the "Mortgage Trustee"), as amended and supplemented by various supplemental indentures and as further supplemented by a Supplemental Indenture dated as of May 1, 1998 providing for the series of Senior Note Mortgage Bonds relating to the Exchange Notes (the "Mortgage"). In connection with the change of the state of incorporation from Maine to Michigan in 1968, Consumers succeeded to and was substituted for the Maine corporation under the Mortgage. At August 31, 1998, four series of First Mortgage Bonds in an aggregate principal amount of approximately $674 million were outstanding under the Mortgage, excluding four series of First Mortgage Bonds in an aggregate principal amount of $925 million to secure outstanding Senior Notes and one series of First Mortgage Bonds in an aggregate principal amount of $30 million to secure outstanding pollution control revenue bonds. The statements herein concerning the Senior Note Mortgage Bonds and the Mortgage are an outline and do not purport to be complete. They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Mortgage a copy of which will be available upon request to the Trustee.

    The Senior Note Mortgage Bonds relating to the Exchange Notes ("Senior Note Exchange Mortgage Bonds") were issued as security for Consumers' obligations under the Indenture and were delivered to and registered in the name of the Trustee. The Senior Note Exchange Mortgage Bonds were issued as security for the Notes and will secure the Exchange Notes until the Release Date. For purposes of the Indenture, the Senior Note Exchange Mortgage Bonds shall be deemed to be the "related series" of Senior Note Mortgage Bonds in respect of the Exchange Notes. The Indenture provides that the Trustee shall not transfer any Senior Note Mortgage Bonds except to a successor trustee, to Consumers (as provided in the Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers. The Trustee shall generally vote the Senior Note Mortgage Bonds proportionately with what it believes to be the vote of all other First Mortgage Bonds then outstanding except in connection with certain amendments or modifications of the Mortgage, as described under "Description of Exchange Notes -- Voting of Senior Note Mortgage Bonds Held by Trustee."

    The Senior Note Exchange Mortgage Bonds will correspond to the Exchange Notes in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on the Exchange Notes, Senior Note Exchange Mortgage Bonds in a principal amount equal to the principal amount of such Exchange Notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged. The Mortgage Trustee may conclusively assume that the obligation to make payments on the Senior Note Exchange Mortgage Bonds has been discharged unless it has received a written notice from the Trustee stating that timely payment on the Exchange Notes has not been made.

REDEMPTION PROVISIONS

    The Senior Note Exchange Mortgage Bonds will be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for, and the principal amounts to be redeemed of, the Exchange Notes. The Senior Note Exchange Mortgage Bonds are not redeemable by operation of the improvement fund or the maintenance or replacement provisions of the Mortgage, or with the proceeds of released property.

    In the event of an Event of Default under the Indenture and acceleration of the Exchange Notes, the Senior Note Exchange Mortgage Bonds will be immediately redeemable in whole, upon demand of the Trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. See "Description of Exchange Notes -- Events of Default."

PRIORITY AND SECURITY

    The Senior Note Mortgage Bonds will rank pari passu as to security with bonds of other series now outstanding or hereafter issued under the Mortgage, which is a direct first lien on substantially all of Consumers' property and franchises (other than certain property expressly excluded from the lien thereof (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, motor vehicles and certain real property listed in Schedule A to the Mortgage)), and subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage and subject to the provisions of MCL
324.20138. MCL 324.20138 provides that under certain circumstances, the State of Michigan's lien against property on which it has incurred costs related to any response activity that is subordinate to prior recorded liens can become superior to such prior liens pursuant to court order. The Mortgage permits, with certain limitations specified in Section 7.05, the acquisition of property subject to prior liens and, under certain conditions specified in Section 7.14, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens. (Granting Clauses, Article I.)

IMPROVEMENT FUND REQUIREMENT

    The supplemental indentures under which certain series of outstanding bonds have been issued provide for annual improvement fund payments, in cash and/or bonds, in the amount of an "improvement fund requirement" (which generally is 1% of the principal amount of such bonds, less certain bonds retired), which may also be satisfied with, and cash withdrawn to the extent of, 60% of unfunded net property additions. The Senior Note Exchange Mortgage Bonds will not have the benefit of any sinking or improvement fund.

MAINTENANCE AND REPLACEMENT REQUIREMENT

    The supplemental indentures under which all series of outstanding bonds prior to the Sixty-seventh Supplemental Indenture have been issued have incorporated certain covenants contained in Section 7.07 of the Mortgage. Such covenants, in addition to a general covenant with respect to maintenance of the mortgaged property, require Consumers as of the end of each calendar year to have applied certain amounts for maintenance, renewals and replacements of the mortgaged and pledged property. The supplemental indenture relating to the Senior Note Exchange Mortgage Bonds does not incorporate Section 7.07 of the Mortgage.

ISSUANCE OF ADDITIONAL FIRST MORTGAGE BONDS

    Additional bonds may be issued under the Mortgage to the extent of 60% of unfunded net property additions or against the deposit of an equal amount of cash, if, for any period of twelve consecutive months within the fifteen preceding calendar months the net earnings of Consumers (before income or excess profit taxes) shall have been at least twice the interest requirement for one year on all bonds outstanding and to be issued and on indebtedness of prior or equal rank. Additional bonds may also be issued to refund bonds theretofore outstanding under the Mortgage. Deposited cash may be applied to the retirement of bonds or be withdrawn in an amount equal to the principal amount of bonds which may be issued on the basis of unfunded net property additions. (Articles I, IV, V and VI.) As of June 30, 1998, unfunded net property additions were $2.8 billion, and Consumers could issue $1.7 billion of additional bonds on the basis of such property additions. In addition, at June 30, 1998, Consumers could issue $716 million of additional bonds on the basis of bonds previously retired.

    The Senior Note Exchange Mortgage Bonds were issued upon the basis of retired bonds.

RELEASE AND SUBSTITUTION OF PROPERTY

    The Mortgage provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of cash deposited with the Mortgage Trustee, bonds or purchase money obligations delivered to the Mortgage Trustee, prior lien bonds delivered to the Mortgage Trustee or reduced or assumed by the purchaser, property additions acquired in exchange for the property released, or upon a showing that unfunded net property additions exist. The Mortgage also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of bonds or the application thereof to the retirement of bonds. (Articles VI, VII and X.)

LIMITATIONS ON DIVIDENDS

    The supplemental indenture relating to the Senior Note Exchange Mortgage Bonds does not restrict Consumers' ability to pay dividends on its Common Stock. However, supplemental indentures relating to certain series of outstanding bonds prohibit the payment of common dividends except out of retained earnings which have accumulated since September 30, 1945 less the amount, if any, that actual charges to income or retained earnings since December 31, 1945 for repairs, maintenance and depreciation of certain of the property subject to the Indenture are less than the maintenance and replacement requirements applicable pursuant to Section 7.07 of the Indenture for the equivalent period.

MODIFICATION OF MORTGAGE

    The Mortgage, the rights and obligations of Consumers and the rights of the bondholders may be modified by Consumers with the consent of the holders of 75% in principal amount of the bonds and of not less than 60% of the principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent. (Article XVII.) Consumers has reserved the right without any consent or other action by the holders of bonds of any series created after September 15, 1993 (including the Senior Note Exchange Mortgage Bonds) or by the holder of any Senior Note or Exchange Note, to amend the Mortgage in order to substitute a majority in principal amount of bonds outstanding under the Mortgage for the 75% requirement set forth above (and then only in respect of such series of outstanding bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

CONCERNING THE MORTGAGE TRUSTEE

    As of July 16, 1984, Citibank, N.A. resigned as Trustee under the Mortgage and was replaced by Manufacturers Hanover Trust Company. As of June 19, 1992 Chemical Bank became successor Mortgage Trustee, and as of July 15, 1996 The Chase Manhattan Bank became successor Mortgage Trustee.

    The Chase Manhattan Bank is also the Trustee under the Indenture. Consumers and its affiliates maintain depository and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The Mortgage provides that Consumers' obligations to compensate the Mortgage Trustee and reimburse the Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Note Mortgage Bonds upon all property and funds held or collected by the Mortgage Trustee as such.

    The Mortgage Trustee or the holders of 20% in aggregate principal amount of the bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may annul such declaration and waive the default if the default has been cured. (Section 11.05.) Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (Sections 11.01 and 11.12.) No bondholder has the right to institute any proceedings for the enforcement of the Mortgage unless such holder shall have given the Mortgage Trustee written notice of a default, the holders of 20% of outstanding bonds shall have tendered to the Mortgage Trustee reasonable security or indemnity against costs, expenses and liabilities and requested the Mortgage Trustee to take action, the Mortgage Trustee shall have declined to take action or failed to do so within sixty days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the bonds. (Section 11.14.) The Mortgage Trustee is not required to advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties if there is reasonable ground for believing that repayment is not reasonably assured to it. (Section 16.03.)

DEFAULTS

    By Section 11.01 of the Mortgage, the following are defined as "defaults": failure to pay principal when due; failure to pay interest for sixty days; failure to pay any installment of any sinking or other purchase fund for ninety days; certain events in bankruptcy, insolvency or reorganization; failure to perform any other covenant for ninety days following written demand by the Mortgage Trustee for Consumers to cure such failure. Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the bonds under the Mortgage at the rate of 6% per annum. The Mortgage does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof. However, Consumers is required by law to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Notes were sold by Consumers on May 1, 1998 pursuant to the Purchase Agreement dated April 28, 1998 (the "Purchase Agreement") by and among Consumers and the Initial Purchasers and were subsequently offered by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A that are accredited investors in a manner exempt from registration under the Securities Act as well as to purchasers pursuant to Regulation S under the Securities Act.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement which has been filed as an exhibit to the Exchange Offer Registration Statement and a copy of which is available as set forth in "Available Information."

Consumers and the Initial Purchasers entered into the Registration Rights Agreement dated as of May 1, 1998. Pursuant to the Registration Rights Agreement, Consumers agreed to file with the Commission a registration statement (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to the offer to exchange the Notes for a new series of notes of Consumers (the "Senior Notes, 6.20% Reset Put Securities(SM), Series B, Due 2008" or "Exchange Notes") registered under the Securities Act with terms substantially identical to those of the Notes (the "Exchange Offer") (except that the Exchange Notes will not contain terms with respect to transfer restrictions or for provision of additional interest during the continuation of a Registration Default (as defined below)). Upon the effectiveness of the Exchange Offer Registration Statement, Consumers will offer Exchange Notes pursuant to the Exchange Offer in exchange for Transfer Restricted Securities (as defined herein) to the Holders of Transfer Restricted Securities who are able to make certain representations. If (i) Consumers is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies Consumers that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Notes acquired directly from Consumers or an affiliate of Consumers, Consumers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Consumers will use its best efforts to cause the applicable registration statement to be declared effective by the Commission on or prior to 180 days after such filing obligation arises. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Note for an Exchange Note, the date on which such an Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

    The Registration Rights Agreement will provide that (i) Consumers will file an Exchange Offer Registration Statement with the Commission on or prior to 150 days after the closing date, (ii) Consumers will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Consumers will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Consumers will file the Shelf Registration Statement with the Commission on or prior to 150 days after such filing obligation arises and to use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after the date on which Consumers becomes obligated to file such Shelf Registration Statement. Except as provided in the next paragraph, if (a) Consumers fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Consumers fails to consummate the Exchange Offer within 30 business days after the Exchange Offer Registration Statement is first declared effective or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses

(a) through (d) above being a "Registration Default"), then Consumers will pay additional interest to each Holder of Notes at a rate of .25% per annum until all such Registration Defaults are cured. All accrued additional interest will be paid by Consumers on each interest payment date to the Depositary by wire transfer of immediately available funds or by federal funds check and to Holders of certificated securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

    Holders of Notes will be required to make certain representations to Consumers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The term "Expiration Date" shall mean , 1998, unless Consumers, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

    To extend the Expiration Date, Consumers will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that Consumers is extending the Exchange Offer for a specified period of time.

    Consumers reserves the right (i) to delay acceptance of any Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Notes not previously accepted if any of the conditions set forth herein under "- Conditions" shall have occurred and shall not have been waived by Consumers, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by Consumers to constitute a material change, Consumers will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Notes of such amendment.

    Without limiting the manner in which Consumers may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, Consumers shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will accrue interest at the rate of 6 20% per annum from the last date on which interest was paid on the Notes, or, if no interest has been paid on such Notes, from May 1, 1998, the date of issuance of the Notes for which the Exchange Offer is being made until the Coupon Reset Date. If the Callholder has elected to exercise the Call Option, the interest rate on the Exchange Notes will be reset by the Calculation Agent (as defined herein) effective on the Coupon Reset Date pursuant to the Coupon Reset Process. Interest on the Exchange Notes is payable semiannually on May 1 and November 1, commencing November 1, 1998.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Notes into the Exchange Agent's account at The Depositary (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED

DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO CONSUMERS. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of Notes will constitute an agreement between such holder and Consumers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be medallion guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor' institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Notes tendered pursuant thereto are tendered for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Consumers, evidence satisfactory to Consumers of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Notes will be determined by Consumers, in its sole discretion, which determination will be final and binding. Consumers reserves the absolute right to reject any and all Notes not properly tendered or any Notes which, if accepted, would, in the opinion of counsel for Consumers, be unlawful. Consumers also reserves the absolute right to waive any irregularities or conditions of tender as to particular Notes. Consumers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as Consumers shall determine. Neither Consumers, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, Consumers reserves the right, in its sole discretion, subject to the provisions of the Senior Debt Indenture, to purchase or make offers for any Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Agreement, and to the extent permitted by applicable law, purchase Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Notes properly tendered will be accepted promptly after the Expiration Date, and the Exchange Notes will be issued promptly after acceptance of the Notes. See "- Conditions." For purposes of the Exchange Offer, Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if Consumers has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of Exchange Notes for Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged

Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal (or facsimile) thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth under "- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Consumers (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Notes and the amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE"') trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

    Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth under "Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Notes were tendered, identify the principal amount of the Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Notes and otherwise comply with the procedures of such Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by Consumers, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described under "- Procedures for Tendering" and "- Book-Entry Transfer" at any time on or prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Notes will not be required to be accepted for exchange, nor will Exchange Notes be issued in exchange for any Notes, and Consumers may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if, because of any change in law, or applicable interpretations thereof by the Commission, Consumers determines that it is not permitted to effect the Exchange Offer. Consumers has no obligation to, and will not knowingly, permit acceptance of tenders of Notes from affiliates of Consumers or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Staff of the Commission, or if the Exchange Notes to be received by such holder or holders of Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

    The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

   By Mail (Certified, Registered, Overnight or First Class) or Hand Delivery:

                            The Chase Manhattan Bank
                            55 Water Street. Room 234
                                 North Building
                            New York, New York 10041

                                  By Facsimile
                        (For Eligible Institutions Only)
                                  (212)638-7380

                                Telephone Number
                                 (212) 638-0828

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Consumers. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of Consumers.

    Consumers will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Consumers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

    The expenses to be incurred in connection with the Exchange Offer will be paid by Consumers, including fees and expenses of the Exchange Agent and the Trustee, and accounting, legal, printing and related fees and expenses.

    Consumers will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

RESALE OF EXCHANGE NOTES

    Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Consumers believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any owner of such Exchange Notes (other than any such owner which is an "affiliate" of Consumers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such owner's business and such owner does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any owner of Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,1988, as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993) and Morgan Stanley &

Co., Incorporated (available June 5, 1991), Warnaco, Inc.(available June 5,
1991), and Epic Properties, Inc. (available October 21, 1991) or similar no-action letters (collectively the "No-Action Letters") but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

    By tendering in the Exchange Offer, each Holder (or DTC participant, in the case of tenders of interests in the Global Notes held by DTC) will represent to Consumers (which representation may be contained the Letter of Transmittal) to the effect that (A) it is not an affiliate of Consumers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder will acknowledge and agree that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of the Registration Rights Agreement rely on the position of the Commission enunciated in the No-Action Letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from Consumers or an affiliate thereof.

    To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or to register the Exchange Notes prior to offering or selling such Exchange Notes. Consumers has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cooperate with selling Holders or underwriters in connection with the registration and qualification of the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade the Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the issuance of the Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Notes may not be registered under the Securities Act, except pursuant a transaction not subject to, the Securities Act and applicable state securities laws. Consumers does not currently anticipate that it will register the Notes under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this item appears (i) under "Nominees for Election as Directors" on pages 2 through 5 of CMS Energy Corporation's definitive Proxy Statement, dated April 20, 1998, relating to its 1998 Annual Meeting of Shareholders (the "1998 Proxy Statement"); (ii) under "Section 16(a) Beneficial Ownership Reporting Compliance" on page 6 of the 1998 Proxy Statement; and (iii) under "CMS Energy and Consumers Executive Officers" on pages 21 through 23 of CMS Energy and Consumers Annual Report on Form 10-K for the fiscal year ended December 31, 1997, all of which information is incorporated by reference.

                             EXECUTIVE COMPENSATION

    The information required by this item appears under (i) "Executive Compensation" on pages 10 through 12 of the 1998 Proxy Statement; (ii) "Executive Compensation" on pages 3 and 4 of Consumers Energy Company's definitive Proxy Statement, dated April 20, 1998, relating to its 1998 Annual Meeting of Shareholders; and (iii) "Organization and Compensation Committee Report" on pages 13 through 14 of the 1998 Proxy Statement all of which information is incorporated by reference.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF NOTES FOR EXCHANGE NOTES

    The following summary describes the principal United States federal income tax consequences to holders who exchange Notes for Exchange Notes pursuant to the Exchange Offer. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State or the District of Columbia, or estates or trusts that are not foreign estates or trusts for United States federal income tax purposes, in each case, that hold the Notes as capital assets.

    The exchange of Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. As a result, a holder of a Note whose Note is accepted in the Exchange Offer will not recognize gain or loss on the exchange. A tendering holder's tax basis in the Exchange Notes received pursuant to the Exchange Offer will be the same as such holder's tax basis in the Notes surrendered therefor. A tendering holder's holding period for the Exchange Notes received pursuant to the Exchange Offer-will include its holding period for the Notes surrendered therefor.

    ALL HOLDERS OF NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF NOTES FOR EXCHANGE NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

    The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes or the Exchange Notes by a United States Holder (as defined below). This summary deals only with the United States Holders that will hold the Notes or the Exchange Notes as capital assets. The discussion does not cover-all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Notes or the Exchange Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the Notes or the Exchange Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States Dollars). Furthermore, the discussion below is based on provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

    PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

    As used herein, the term "United States Holder" means a beneficial owner of the Notes or the Exchange Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the Notes or the Exchange Notes, or (iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

     Interest paid on an Existing Note or an Exchange Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

    In general (with certain exceptions described below) a United States Holder's tax basis in an Exchange Note will equal the price paid for the Notes for which such Exchange Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of an Note or an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the Note or the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of an Note or a Exchange Note will be capital gain or loss. Under the "Taxpayer Relief Act of 1997" (the "Taxpayer Act") the maximum rate applicable to long-term capital gains of individuals has been reduced to 20%. However, the Taxpayer Act also extends the holding period for long-term capital gains to 18 months for capital assets disposed of after July 28, 1997. Gain on capital assets held between 12 months and 18 months are subject to tax at a maximum rate of 28%. Any such gain will generally be United States source gain.

BOND PREMIUM

    If a United States Holder acquires an Exchange Note or has acquired a Note, in each ease, for an amount more than its redemption price, the Holder may elect to amortize such bond premium on a yield to maturity basis. Once made, such an election applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, unless the IRS consents to a revocation of the election. The basis of an Exchange Note will be reduced by any amortizable bond premium taken as a deduction,

MARKET DISCOUNT

    The purchase of an Exchange Note or the purchase of a Note other than at original issue may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined de minimis exception, if a United States Holder purchases an Exchange Note (or purchased a Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For an Exchange Note or a Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method. Such an election applies only to the Exchange Note with respect to which it is made and is irrevocable.

    In lieu of including the accrued market discount income at the time of disposition, a United States Holder of an Exchange Note acquired at a market discount (or acquired in exchange for a Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the Internal Revenue Service consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of a Exchange Note (or, where applicable, a predecessor Note) in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includible in income. A United States Holder of a market discount Exchange Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Exchange Note, if any, in an amount not exceeding the accrued market discount on such Exchange Note until the maturity or disposition of such Exchange Note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Payments of interest and principal on, and the proceeds of sale or other disposition of the Notes or the Exchange Notes payable to a United States Holder, may be subject to information reporting requirements and backup withholding at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives Exchange Notes for its own account pursuant the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connections with resales of the Exchange Notes received in exchange for the Notes where such Notes were acquired as a result of market-making activities or other trading activities. Consumers has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    Consumers will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transaction, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after the Expiration Date, Consumers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Consumers has agreed to pay all expenses incident to the Exchange Offer and will indemnify the holders of the Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

    Opinions as to the legality of the Exchange Notes will be rendered for Consumers by Michael D. Van Hemert, Assistant General Counsel for CMS Energy, Consumers' parent. Certain United States Federal income taxation matters will be passed upon for Consumers by Theodore J. Vogel, tax counsel for CMS Energy.

                                     EXPERTS

    The consolidated financial statements and schedules of Consumers as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited interim consolidated financial information for the periods ended March 31, and June 30, 1998 and 1997, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they did not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their reports on the unaudited interim consolidated financial information because these reports are not "reports" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    Future consolidated financial statements of Consumers and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extend that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSUMERS, THE INITIAL PURCHASERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ThE DATE HEREOF.

                                 ---------------

                   TABLE OF CONTENTS

                                                  PAGE
Available Information...............................1
Incorporation of Certain Documents by
  Reference.........................................1
Prospectus Summary..................................2
Consumers Energy Company............................7
Selected Consolidated Financial Data................8
Use of Proceeds.....................................8
Ratio of Earnings to Fixed Charges..................8
Description of Exchange Notes.......................9
Description of First Mortgage Bonds................22
The Exchange Offer.................................25
Directors and Executive Officers...................30
Executive Compensation.............................30
Certain United States Federal Income
  Tax Consequences.................................31
Plan of Distribution...............................33
Legal Matters......................................33
Experts............................................34






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                                OFFER TO EXCHANGE
                          SENIOR NOTES, 6.20% RESET PUT
                         SECURITIES(SM), SERIES B DUE 2008


                       FOR ANY AND ALL OF THE OUTSTANDING
                          SENIOR NOTES, 6.20% RESET PUT
                         SECURITIES(SM), SERIES B, DUE 2008





                           WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933,
                                   AS AMENDED



                           [CONSUMERS ENERGY LOGO]





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                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of Consumers on May 6, 1987:

        RESOLVED: That effective March 1, 1987 the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

         Article XIII, Section 1 of Consumers Bylaws provides:

        The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

        Article V of Consumers Restated Articles of Incorporation, as amended reads:

        A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except
    (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

    Article VI of Consumers Restated Articles of Incorporation, as amended reads:

        Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provides Consumers with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

    Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers or of Consumers' subsidiaries and Consumers' officers and directors are indemnified against such losses by reason of their being or having been directors of officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers' request. In addition, Consumers has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.                DESCRIPTION

*3(a)   -     Certificate of Amendment to the Articles of Incorporation of
              Consumers dated March 10, 1997 and Restated Articles of
              Incorporation of Consumers. (Designated in Consumers' Form 10-K for the year ended December 31, 1996, File No.1-5611, as Exhibit
              3(c).)

*3(b)   -     By-Laws  of  Consumers.  (Designated  in  Consumers'  Form 10-K
              for the year ended  December  31, 1996, File No. 1-5611 as Exhibit
              3(d).)

*4(a)   -     Indenture dated as of February 1, 1998 between Consumers Energy
              Company and The Chase Manhattan Bank, as Trustee. (Designated in
              Consumers' Form 10-K for the year ended December 31, 1997, File
              No. 1-5611, as Exhibit (4)(c).)

        - First Supplemental Indenture dated as of May 1, 1998 between Consumers Energy Company and The Chase Manhattan Bank, as Trustee (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)

*4(b)   -     Second  Supplemental  Indenture  dated as of June 15, 1998 between
              Consumers  Energy Company and The Chase  Manhattan  Bank,  as
              Trustee.  (Designated  in  Consumers  Energy  Company's
              Registration Statement on Form S-4 dated July 13, 1998, File No.
              333-58943, as Exhibit 4(b).)

*4(c)   -     Indenture dated as of September 1, 1945, between Consumers
              Energy Company and Chemical Bank (successor to Manufacturers
              Hanover Trust Company, as Trustee, including therein indentures supplemental thereto through the Forty-third supplemental
              Indenture dated as of May 1, 1979. (Designated in Consumers Energy
              Company's Registration Statement No.2-65973 as Exhibit
              (b)(1)-(4).)

              Indentures Supplemental thereto:


                                                Consumers
                                             Energy Company
            Sup Ind/Dated as of               File Reference                               Exhibits
            -------------------               --------------                               --------

              67th  11/15/89                Reg. No. 33-31866                              (4)(d)
              68th  06/15/93                Reg. No. 33-41126                              (4)(d)
              69th  09/15/93                Form 8-K dated September 21, 1993,
                                            File No. 1-5611                                (4)



              70th  02/01/98                Form 10-K for year ended
                                            December 31, 1997, File No. 1-5611             (4)
              71st  03/01/98                Form 10-K for year ended
                                            December 31, 1997, File No. 1-5611             (4)
              72nd  05/01/98                Form 10-Q for period ended
                                            March 31, 1998, File No. 1-5611                (4)(b)
              73rd  06/15/98                Reg. No. 333-58943                             (4)(d)



 *4(e)   -    Form of Exchange Note.  (Designated  in Consumers  Energy's Form
              10-K for the year ended December 31, 1997, File No. 1-5611, as
              Exhibit (4)(c).)

  4(f)   -    Registration  Rights  Agreement dated as of May 1, 1998 by and among Consumers Energy Company and Morgan Stanley & Co.
              Incorporated,  Chase  Securities Inc. First Chicago Capital
              Markets,  Inc. and Salomon Brothers Inc,

  4(g)    -   Instruments defining the rights of security holders, including indentures. Consumers Energy Company hereby agrees to furnish to the Commission upon request a copy of any instrument covering securities the amount of which does not exceed 10% of the total assets of Consumers Energy Company and its subsidiaries on a consolidated basis.

  5      -    Opinion of Michael D. Van Hemert, Assistant General Counsel for
              CMS Energy.

  8      -   Opinion of Theodore J. Vogel, Tax Counsel for CMS Energy, regarding tax matters.

 12      -    Statement re: computation of Ratios of Earnings to Fixed Charges.

 15      -    Letter re: unaudited interim financial information.

 23(a)   -    Consent of Michael D. Van Hemert,  Assistant  General  Counsel for
              CMS Energy  (included in Exhibit 5 above).

 23(b)   -    Consent of Theodore J. Vogel, Tax Counsel for CMS Energy (included in Exhibit 8 above).

 23(c)   -    Consent of Arthur Andersen LLP.

*24      -    Powers of Attorney of Directors whose names are signed to this registration statement pursuant to such powers (Designated in Consumers Energy Company's Registration Statement on Form S-4 dated July 13, 1998, File No. 333-58943, as Exhibit 24).

*25      -    Statement of Eligibility and  Qualification  of The Chase
              Manhattan Bank (Designated in Consumers Energy  Company's
              Registration  Statement on Form S-4 dated July 13, 1998, File No.
              333-58943, as Exhibit 25).

 99(a)   -    Form of Letter of Transmittal for the Senior Notes,  6.20% Reset
              Put  Securities(SM),  Series B, Due 2008.

 99(b)   -    Certification of Taxpayer Identification Number on Substitute Form
              W-9.

 99(c)   -    Form of Notice of Guaranteed Delivery.

* Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 22. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

    (3) To respond to requests for information that is incorporated by reference in to the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Jackson, and State of Michigan, on the 22nd day of September, 1998.

                                            CONSUMERS ENERGY COMPANY



                                            By: /s/ AM Wright
                                               ---------------------------------
                                                Alan M. Wright
                                                Senior Vice President and
                                                 Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Name                                                          Title                                       Date
    ----                                                          -----                                       ----

  (i) Principal executive officer


      /s/ Victor J. Fryling                                   President                                     September 22, 1998
      ---------------------------------
       Victor J. Fryling


 (ii) Principal financial officer:


      /s/ AM Wright                                           Senior Vice President and
      ---------------------------------                       Chief  Financial Officer                      September 22, 1998
      Alan M. Wright


(iii) Controller or principal accounting officer




      /s/ Dennis DaPra                                        Vice President and Controller                 September 22, 1998
      ---------------------------------
      Dennis DaPra


                     *
     ----------------------------------
      (William T. McCormick, Jr.)                             Director                                      September 22, 1998




                    *
    ----------------------------------
      (John M. Deutch)                                        Director                                      September 22, 1998


                    *
    ----------------------------------
      (James J. Duderstadt)                                   Director                                      September 22, 1998


                    *
    ----------------------------------
      (Kathleen R. Flaherty)                                  Director                                      September 22, 1998


                    *
    ----------------------------------
      (Victor J. Fryling)                                     Director                                      September 22, 1998


                    *
    ----------------------------------
      (Earl D. Holton)                                        Director                                      September 22, 1998


                    *
    ----------------------------------
      (William U. Parfet)                                     Director                                      September 22, 1998


                    *
    ----------------------------------
      (Percy A. Pierre)                                       Director                                      September 22, 1998


                    *
    ----------------------------------
      (Kenneth Whipple)                                       Director                                      September 22, 1998


                    *
    ----------------------------------
      (John B. Yasinsky)                                      Director                                      September 22, 1998



*By:  /s/ AM Wright
    ----------------------------------
      Alan M. Wright
      Attorney in-fact


                                  EXHIBIT INDEX


Exhibit No.                                 DESCRIPTION
-----------                                 -----------

*3(a)   -     Certificate of Amendment to the Articles of Incorporation of
              Consumers dated March 10, 1997 and Restated Articles of
              Incorporation of Consumers. (Designated in Consumers' Form 10-K for the year ended December 31, 1996, File No.1-5611, as Exhibit
              3(c).)

*3(b)   -     By-Laws of Consumers.  (Designated in Consumers' Form 10-K for the
              year ended December 31, 1996, File No. 1-5611 as Exhibit 3(d).)

*4(a)   -     Indenture dated as of February 1, 1998 between Consumers Energy
              Company and The Chase Manhattan Bank, as Trustee. (Designated in
              Consumers' Form 10-K for the year ended December 31, 1997, File
              No. 1-5611, as Exhibit (4)(c).)

        - First Supplemental Indenture dated as of May 1, 1998 between Consumers Energy Company and The Chase Manhattan Bank, as Trustee (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)

*4(b)   -     Second Supplemental Indenture dated as of June 15, 1998 between
              Consumers Energy Company and The Chase Manhattan Bank, as Trustee.
              (Designated in Consumers Energy Company's Registration Statement on Form S-4 dated July 13, 1998, File No. 333-58943, as Exhibit
              4(b).)

*4(c)   -     Indenture dated as of September 1, 1945, between Consumers
              Energy Company and Chemical Bank (successor to Manufacturers
              Hanover Trust Company, as Trustee, including therein indentures supplemental thereto through the Forty-third supplemental
              Indenture dated as of May 1, 1979. (Designated in Consumers Energy
              Company's Registration Statement No.2-65973 as Exhibit
              (b)(1)-(4).)

              Indentures Supplemental thereto:

              Consumers
              Energy Company
              Sup Ind/Dated as of               File Reference                               Exhibits
              -------------------               --------------                               --------

              67th  11/15/89                Reg. No. 33-31866                              (4)(d)
              68th  06/15/93                Reg. No. 33-41126                              (4)(d)
              69th  09/15/93                Form 8-K dated September 21, 1993,
                                            File No. 1-5611                                (4)
              70th  02/01/98                Form 10-K for year ended
                                            December 31, 1997, File No. 1-5611             (4)
              71st  03/01/98                Form 10-K for year ended
                                            December 31, 1997, File No. 1-5611             (4)
              72nd  05/01/98                Form 10-Q for period ended
                                            March 31, 1998, File No. 1-5611                (4)(b)
              73rd  06/15/98                Reg. No. 333-58943                             (4)(d)



*4(e)   -     Form of Exchange Note. (Designated in Consumers Energy's Form
              10-K for the year ended December 31, 1997, File No. 1-5611, as
              Exhibit (4)(c).)

  4(f)    -   Registration Rights Agreement dated as of May 1, 1998 by and among
              Consumers Energy Company and Morgan Stanley & Co. Incorporated,
              Chase Securities Inc. First Chicago Capital Markets, Inc. and
              Salomon Brothers Inc,

  4(g)    -   Instruments defining the rights of security holders, including indentures. Consumers Energy Company hereby agrees to furnish to the Commission upon request a copy of any instrument covering securities the amount of which does not exceed 10% of the total assets of Consumers Energy Company and its subsidiaries on a consolidated basis.

  5       -   Opinion of Michael D. Van Hemert, Assistant General Counsel for
              CMS Energy.

  8       -   Opinion of Theodore J. Vogel, Tax Counsel for CMS Energy,
              regarding tax matters.

 12       -   Statement re: computation of Ratios of Earnings to Fixed Charges.

 15       -   Letter re: unaudited interim financial information.

 23(a)    -   Consent of Michael D. Van Hemert, Assistant General Counsel for
              CMS Energy (included in Exhibit 5 above).

 23(b)    -   Consent of Theodore J. Vogel, Tax Counsel for CMS Energy (included in Exhibit 8 above).

 23(c)    -   Consent of Arthur Andersen LLP.

*24       -   Powers of Attorney of Directors whose names are signed to this registration statement pursuant to such powers (Designated in Consumers Energy Company's Registration Statement on Form S-4 dated July 13, 1998, File No. 333-58943, as Exhibit 24).

*25       -   Statement of Eligibility and Qualification of The Chase Manhattan
              Bank (Designated in Consumers Energy Company's Registration
              Statement on Form S-4 dated July 13, 1998, File No. 333-58943, as
              Exhibit 25).

 99(a)    -   Form of Letter of Transmittal for the Senior Notes, 6.20% Reset
              Put Securities(SM), Series B, Due 2008.

 99(b)    -   Certification of Taxpayer Identification Number on Substitute Form
              W-9.

 99(c)    -   Form of Notice of Guaranteed Delivery.

* Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.